UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2006

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2006, Cabot’s Board of Directors adopted a new Non-Employee Directors’ Stock Deferral Plan (the "Deferral Plan"). The Deferral Plan allows Cabot’s non-employee directors to defer, on a pretax basis, all or a portion of any stock award they receive under the Non-Employee Directors’ Stock Compensation Plan, which was adopted by Cabot’s shareholders in March 2006. Under the terms of the Deferral Plan, for each share of stock deferred, a director will be credited with one phantom stock unit to a notional account created in the director’s name. Account balances will be adjusted to reflect changes in the value of Cabot common stock and to reflect any stock dividends, stock splits or other changes in capitalization. Cash dividend equivalents are credited to a director's account, also on a tax-deferred basis, and receive tax-deferred earnings in any year at the Moody’ Rate specified in Moody’s Bond Record under the heading of "Moody’s Corporate Bond Yield Averages – Av. Corp." as published for the month of November preceding the applicable calendar year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

July 20, 2006	By:	/s/ Brian A. Berube

Name: Brian A. Berube
Title: Vice President and General Counsel